UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 31, 2011
Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
(Address of principal executive offices)

(201) 750-2646
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws.

On August 31, 2011, Elite Pharmaceuticals, Inc, (the “Company”) filed Company Certificates of Correction with the Secretary of State for the State of Delaware to correct certain accuracies included in the Amended Certificate of Designations on its Series B and Series C Convertible Preferred Stock, filed with the  Secretary of State of the State of Delaware(collectively the “Preferred Stock”) on August 12, 2011. The Holders of a majority of the shares of the Preferred Stock voting as one class had consented to the said amendments.

The inaccuracies in each of the Amended Certificates of Designations filed on August 12, 2011 is as follows:

(a) Section 3(a)(iv) of the Certificate as originally filed with the Secretary of State on August 12, 2011 provides that “if the funds are not legally available for the payment of dividends and the Equity Condition relating to an effective Conversion Shares Registration Statement has been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued solely for such purpose at 95% of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the Dividend Payment Date.”  Section 3(a)(iv) as corrected does not require the waiver by the Holder of the Equity Condition relating to an effective Conversion Shares Registration Statement for the corporation to satisfy its dividend obligations by issuing unregistered shares.

(b) Section 3(a)(v) of the Certificate as originally filed with the Secretary of State on August 12, 2011 provides that “if funds are not available for the payment of dividends and the Equity Conditions have not been met during the 20 consecutive Trading Days immediately prior to the applicable Dividend Payment Date, then such dividends shall accrue to the next Dividend  Payment Date.”  Section 3(a)(v) as corrected eliminates this provision in its entirety.

(c) Section 3(a) of the Certificate as originally filed with the Secretary of State on August 12, 2011 provides that “the Corporation shall promptly notify the Holders at any time the Corporation shall become unable, as the case may be, to legally pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holder with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice).”  Section 3 (a) as corrected eliminates this obligation on the part of the Corporation.

Item 9.01 Financial Statements and Exhibits
a) Not applicable.
b) Not applicable.
c) Not applicable.
d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Correction to the Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on August 12, 2011

3.2	Certificate of Correction to the Amended Certificate of Designations of the Series C Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on August 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2011

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name: Chris Dick
Title: President & Chief Operating Officer